UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2025

NU RIDE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 202-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the appointment of Alexander Matina, as described in Item 5.02 below, Nu Ride Inc. (the “Company”) entered into an amended and restated engagement letter (the “Amended M3 Engagement Letter”) with M3 Advisory Partners, LP (“M3 Partners”) to reflect that William Gallagher would no longer be serving in the role of Chief Executive Officer of the Company. The Amended M3 Engagement Letter provides that M3 Partners will continue to provide support to the Company (including, without limitation, a litigation trustee) in evaluating and managing its operations, assets and liabilities, and such other services as M3 Partners and the Company otherwise agree in writing.

The above description of the Amended M3 Engagement Letter is not complete and is qualified in its entirety to the full text of the Amended M3 Engagement Letter, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 26, 2025, the Board of Directors (the “Board”) of the Company appointed Alexander C. Matina as Chief Executive Officer, President, Treasurer and Secretary of the Company. Mr. Matina will continue to serve on the Board following his appointment and will also serve as the “principal financial officer” of the Company for Securities Exchange Commission purposes. Mr. Matina succeeds William Gallagher, who served in the roles since the Company’s emergence from Chapter 11 proceedings in March 2024, in accordance with the engagement letter between the Company and M3 Partners pursuant to which M3 Partners agreed to provide the Company with executive management and support services, including through Mr. Gallagher.

Mr. Matina, age 49, is currently the Managing Member of LANECR Consulting LLC. From 2007 through 2023, Mr. Matina served in various leadership roles, including as Portfolio Manager, at MFP Investors LLC, which invested across both public and private markets. He has served on the board of directors of Trinity Place Holdings Inc., a publicly traded company, since 2013 and Range Capital Acquisition Corp, a special purpose acquisition company, since 2023. He is also a director of SIXGEN, a privately held cyber-security company and Standard Nuclear, a privately held nuclear fuel business. Mr. Matina previously served as a director of Crowheart Energy LLC, a private energy company, Madava Financial, a private energy-focused finance company, Papa Murphy’s, a publicly traded pizza franchise, as well as other public and private boards. Mr. Matina received a B.S. in finance and accounting from Fordham University (summa cum laude) and an M.B.A. from Columbia Business School.

Pursuant to the employment agreement entered into between the Company and Mr. Matina effective September 26, 2025 (the “Matina Employment Agreement”), Mr. Matina will receive (i) an annual base salary of $415,000, (ii) an annual grant of restricted stock units (“RSUs”) with a fair market value of $50,000 so long as he remains Chief Executive Officer, (iii) an annual grant of RSUs with a fair market value of $110,000, for so long as he remains a member of the Board, and (iv) reimbursement for outside healthcare costs in the amount of $4,000 per month. Mr. Matina is also eligible to receive an annual bonus in the sole discretion of the Board. Mr. Matina will not receive any compensation in connection with his service as a member of the Board in excess of the compensation provided herein.

The above description of the Matina Employment Agreement is not complete and is qualified in its entirety to the full text of the Matina Employment Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

10.1	Amended and Restated Engagement Letter, dated as of September 26, 2025, by and between the Company and M3 Advisory Partners, LP

10.2	Employment Agreement, dated as of September 26, 2025, by and between the Company and Alexander Matina

99.1	Press release, dated September 26, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU RIDE INC.

	By:	/s/ Alexander Matina
	Name:	Alexander Matina
Date: September 26, 2025	Title:	Chief Executive Officer